Exhibit 10.2

EXECUTION COPY

SENIOR LIEN INTERCREDITOR AGREEMENT

Dated as of

June 12, 2009

Among

RITE AID CORPORATION,

THE SUBSIDIARY GUARANTORS,

CITICORP NORTH AMERICA, INC.,
as Senior Collateral Agent,

CITICORP NORTH AMERICA, INC.,
as Authorized Representative under the Senior Credit Agreement,

THE BANK OF NEW YORK MELLON TRUST COMPANY
as Authorized Representative under the Initial Additional Senior Debt Facility,

and

each additional Authorized Representative from time to time party hereto

SENIOR LIEN INTERCREDITOR AGREEMENT (as amended or supplemented from time to time, this “Agreement”) dated as of June 12, 2009, among RITE AID CORPORATION, a Delaware corporation (“Rite Aid”), each Subsidiary of Rite Aid listed on the signature pages hereto or which becomes a party hereto pursuant to Section 24 of the Senior Subsidiary Security Agreement (each such Subsidiary, individually a “Subsidiary Guarantor”, and collectively, the “Subsidiary Guarantors”), CITICORP NORTH AMERICA, INC., as senior collateral agent for the Senior Secured Parties (as defined below) (in such capacity, as further defined herein, the “Senior Collateral Agent”), CITICORP NORTH AMERICA, INC., as Senior Representative for the Senior Loan Secured Parties (in such capacity and together with its successors in such capacity, the “Administrative Agent”), The Bank of New York Mellon Trust Company, N.A., as Senior Representative for the Initial Additional Senior Debt Parties (in such capacity and together with its successors in such capacity, the “Initial Additional Senior Representative”), and each additional Senior Representative from time to time party hereto for the Additional Senior Debt Parties of the Series with respect to which it is acting in such capacity.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Senior Collateral Agent, the Administrative Agent (for itself and on behalf of the Senior Loan Secured Parties), the Initial Additional Senior Representative (for itself and on behalf of the Initial Additional Senior Debt Parties) and each additional Senior Representative (for itself and on behalf of the Additional Senior Debt Parties of the applicable Series) agree as follows:

ARTICLE I

Definitions

SECTION 1.01  Construction; Certain Defined Terms.

(a)  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement and (v) unless otherwise expressly qualified herein, the words “asset” and

“property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)  It is the intention of the Senior Secured Parties of each Series that the holders of Senior Obligations of such Series (and not the Senior Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the Senior Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of Senior Obligations), (y) any of the Senior Obligations of such Series do not have an enforceable security interest in any of the Senior Collateral securing any other Series of Senior Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of Senior Obligations) on a basis ranking prior to the security interest of such Series of Senior Obligations but junior to the security interest of any other Series of Senior Obligations or (ii) the existence of any Senior Collateral for any other Series of Senior Obligations that is not Shared Collateral (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of Senior Obligations, an “Impairment” of such Series).  In the event of any Impairment with respect to any Series of Senior Obligations, the results of such Impairment shall be borne solely by the holders of such Series of Senior Obligations, and the rights of the holders of such Series of Senior Obligations (including, without limitation, the right to receive distributions in respect of such Series of Senior Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such Senior Obligations subject to such Impairment.  Additionally, in the event the Senior Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such Senior Obligations or the Senior Debt Documents governing such Senior Obligations shall refer to such obligations or such documents as so modified.

(c)  Capitalized terms used but not otherwised defined herein shall have the meanings set forth in the Senior Credit Agreement, including the Definitions Annex thereto. As used in this Agreement, the following terms have the meanings specified below:

“2009 Restatement Effective Date” means the date on which the amendment and restatement of the Original Credit Agreement pursuant to the 2009 Amendment and Restatement Agreement becomes effective pursuant to its terms.

“Additional Senior Debt” means any Indebtedness of Rite Aid (other than Indebtedness constituting Senior Loan Obligations) Guaranteed by the Subsidiary Guarantors pursuant to the Senior Subsidiary Guarantee Agreement (and not Guaranteed by any other Subsidiary) with such Guarantees secured by the Senior Collateral on a pari passu basis (but without regard to control of remedies) with the Senior Loan Obligations (and not secured by Liens on any other assets of Rite Aid or any Subsidiary); provided, however, that (i) such Indebtedness is permitted to be incurred, secured and Guaranteed on such basis by each Senior Debt Document and Second Priority Debt Document and

(ii) the Representative for the holders of such Indebtedness shall have become party to (A) the Collateral Trust and Intercreditor Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.12 thereof and (B) this Agreement as the Initial Additional Senior Representative or pursuant to, and by satisfying the conditions set forth in, Section 5.02(c) hereof.  Additional Senior Debt shall include any Registered Equivalent Notes and Guarantees thereof by the Subsidiary Guarantors pursuant to the Senior Subsidiary Guarantee Agreement issued in exchange thereof.

“Additional Senior Debt Documents” means, with respect to any series, issue or class of Additional Senior Debt, the promissory notes, indentures (which shall include the Initial Additional Senior Debt Facility if such series of Additional Senior Debt is the first series of Additional Senior Debt), Collateral Documents or other operative agreements evidencing or governing such Indebtedness, including the Senior Collateral Documents.

“Additional Senior Debt Facility” means each indenture or other governing agreement with respect to any Additional Senior Debt.

“Additional Senior Debt Obligations” means, with respect to any series, issue or class of Additional Senior Debt, (a) all principal of, and interest (including, without limitation, any interest which accrues after the commencement of any Bankruptcy Proceeding, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to, such Additional Senior Debt, (b) all other amounts payable to the related Additional Senior Debt Parties under the related Additional Senior Debt Documents and (c) any renewals or extensions of the foregoing.

“Additional Senior Debt Parties” means, with respect to any series, issue or class of Additional Senior Debt, the holders of such Indebtedness, any trustee or agent therefor under any related Additional Senior Debt Documents and the beneficiaries of each indemnification obligation undertaken by Rite Aid or any Obligor under any related Additional Senior Debt Documents, but shall not include the Obligors or any Controlled Affiliates thereof (unless such Obligor or Controlled Affiliate is a holder of such Indebtedness, a trustee or agent therefor or beneficiary of such an indemnification obligation named as such in an Additional Senior Debt Document).

“Administrative Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Affiliate” means, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Applicable Authorized Representative” means, with respect to any Shared Collateral, (i) until the Senior Loan Obligation Payment Date, the Administrative

Agent and (ii) from and after the Senior Loan Obligation Payment Date, the Major Additional Senior Representative.

“Asset Sale” means any sale, lease, assignment, transfer or other disposition (including pursuant to a Sale and Leaseback Transaction) of any property or asset (whether now owned or hereafter acquired, whether in one transaction or a series of transactions and whether by way of merger or otherwise) of the Borrower or any Subsidiary (including of any Equity Interest in a Subsidiary).

“Attributable Debt” means, as to any particular Capital Lease or Sale and Leaseback Transaction under which the Borrower or any Subsidiary is at the time liable, as of any date as of which the amount thereof is to be determined (a) in the case of a transaction involving a Capital Lease, the amount as of such date of Capital Lease Obligations with respect thereto and (b) in the case of a Sale and Leaseback Transaction not involving a Capital Lease, the then present value of the minimum rental obligations under such Sale and Leaseback Transaction during the remaining term thereof (after giving effect to any extensions at the option of the lessor) computed by discounting the rental payments at the actual interest factor included in such payments or, if such interest factor cannot be readily determined, at the rate per annum that would be applicable to a Capital Lease of the Borrower having similar payment terms.  The amount of any rental payment required to be made under any such Sale and Leaseback Transaction not involving a Capital Lease may exclude amounts required to be paid by the lessee on account of maintenance and repairs, insurance, taxes, assessments, utilities, operating and labor costs and similar charges, whether or not characterized as rent.  Any determination of any rate implicit in the terms of a Capital Lease or a lease in a Sale and Leaseback Transaction not involving a Capital Lease made in accordance with generally accepted financial practices by the Borrower shall be binding and conclusive absent manifest error.

“Authorized Representative” means (i) in the case of any Senior Loan Obligations or the Senior Loan Secured Parties, the Administrative Agent, (ii) in the case of the Initial Additional Senior Debt Obligations or the Initial Additional Senior Debt Parties, the Initial Additional Senior Representative and (iii) in the case of any Series of Additional Senior Debt Obligations or Additional Senior Debt Parties that become subject to this Agreement after the date hereof, the Senior Representative named for such Series in the applicable Joinder Agreement.

“Bankruptcy Code” shall mean Title 11 of the United States Code, as amended.

“Bankruptcy Law” shall mean the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.

“Bankruptcy Proceeding” means any proceeding under Title 11 of the U.S. Code or any other Federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.

“Borrower” means Rite Aid.

“Business Day” means any day other than a Saturday, Sunday or day on which commercial banks in New York City or Chicago, Illinois are authorized or required by law to close.

“Capital Lease” means any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which, in accordance with GAAP, should be capitalized on the lessee’s balance sheet.

“Casualty/Condemnation” means any event that gives rise to Casualty/ Condemnation Proceeds.

“Casualty/Condemnation Proceeds” means

(a)  any insurance proceeds under any insurance policies or otherwise with respect to any casualty or other insured damage to any properties or assets of the Borrower or the Subsidiaries; and

(b)  any proceeds received by the Borrower or any Subsidiary in connection with any action or proceeding for the taking of any properties or assets of the Borrower or the Subsidiaries, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any similar public improvement or condemnation proceeding;

minus, in each case (i) any fees, commissions and expenses (including the costs of adjustment and condemnation proceedings) and other costs paid or incurred by the Borrower or any Subsidiary in connection therewith, (ii) the amount of income taxes reasonably estimated to be payable as a result of any gain recognized in connection with the receipt of such payment or proceeds and (iii) the amount of any Indebtedness (or Attributable Debt), other than the Senior Obligations, together with premium or penalty, if any, and interest thereon (or comparable obligations in respect of Attributable Debt), that is secured by a Lien on (or if Attributable Debt, the lease of) the properties or assets in question and that has priority over both the Senior Lien and the Second Priority Lien, that is required to be repaid as a result of the receipt by the Borrower or a Subsidiary of such payments or proceeds; provided, however, that no such proceeds shall constitute Casualty/Condemnation Proceeds to the extent that such proceeds are (A) reinvested in other like fixed or capital assets within 270 days of the Casualty/Condemnation that gave rise to such proceeds or (B) committed to be reinvested in other like fixed or capital assets within 270 days of such Casualty/Condemnation, with diligent pursuit of such reinvestment, and reinvested in such assets within 365 days of such Casualty/ Condemnation.

“Cash Sweep Period” shall have the meaning assigned to such term in the Senior Subsidiary Security Agreement.

“Citibank” means Citibank, N.A.

“Citibank Concentration Account” shall have the meaning assigned to such term in the Senior Subsidiary Security Agreement.

“CNAI” means Citicorp North America, Inc.

“Collateral” means the Senior Collateral and the Second Priority Collateral.

“Collateral Documents” means the Senior Collateral Documents and the Second Priority Collateral Documents.

“Collateral Trust and Intercreditor Agreement” means the Amended and Restated Collateral Trust and Intercreditor Agreement, dated as of June 27, 2001, as amended and restated as of May 28, 2003, as further amended and restated as of June 5, 2009 (as amended, supplemented or otherwise modified from time to time), among Rite Aid, the Subsidiary Guarantors, the Second Priority Collateral Trustee, the Senior Collateral Agent and each other Representative.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Controlling Secured Parties” means, with respect to any Shared Collateral, the Series of Senior Secured Parties whose Senior Representative is the Applicable Authorized Representative for such Shared Collateral.

“Debt Facility” means any Senior Facility and any Second Priority Debt Facility, or any combination thereof (as the context requires).

“DIP Financing” shall have the meaning assigned to such term in Section 2.05(b).

“DIP Financing Liens” shall have the meaning assigned to such term in Section 2.05(b).

“DIP Lenders” shall have the meaning assigned to such term in Section 2.05(b).

“Effective Date” means June 27, 2001.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

“Event of Default” means an “Event of Default” as defined in the Senior Credit Agreement or any Additional Senior Debt Facility and, at any time when the Collateral Trust and Intercreditor Agreement remains in effect, shall also include any “Event of Default” as defined in any Second Priority Debt Facility.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Hedging Agreement” means any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

“Impairment” shall have the meaning assigned to such term in Section 1.01(b).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Initial Additional Senior Debt Facility” means that certain Indenture dated as of June 12, 2009, among Rite Aid, the Subsidiary Guarantors identified therein and The Bank of New York Mellon Trust Company, N.A., as trustee.

“Initial Additional Senior Debt Obligations” means the Additional Senior Debt Obligations pursuant to the Initial Additional Senior Debt Facility.

“Initial Additional Senior Debt Parties” means the holders of any Initial Additional Senior Debt Obligations and the Initial Additional Senior Representative.

“Initial Additional Senior Representative” shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

“Insolvency or Liquidation Proceeding” means:

(a)  any case commenced by or against Rite Aid or any Subsidiary Guarantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of Rite Aid or any Subsidiary Guarantor, any receivership or assignment for the benefit of creditors relating to Rite Aid or any Subsidiary Guarantor or any similar case or proceeding relative to Rite Aid or any Subsidiary Guarantor or its creditors, as such, in each case whether or not voluntary; or

(b)  any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to Rite Aid or any Subsidiary Guarantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency, except for any liquidation or dissolution permitted under the Senior Debt Documents.

“Intervening Creditor” shall have the meaning assigned to such term in Section 2.01(a).

“Joinder Agreement” means the documents required to be delivered by a Senior Representative to the Senior Collateral Agent pursuant to Section 5.13 in order to establish an additional Series of Senior Obligations and Senior Secured Parties hereunder.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, Capital Lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Parties” means the Borrower and the Subsidiary Loan Parties.

“Loans” means the loans made by the Lenders to the Borrower pursuant to the Senior Credit Agreement (including, unless the context otherwise requires, Other Revolving Loans and Other Term Loans).

“Net Cash Proceeds” means:

(a)  with respect to any Asset Sale, an amount equal to the cash proceeds received by the Borrower or any of the Subsidiaries from or in respect of such Asset Sale (including, when received, any cash proceeds received in respect of any noncash proceeds of any Asset Sale), less the sum of

(i) reasonable costs and expenses paid or incurred in connection with such transaction, including, without limitation, any underwriting brokerage or other customary selling commissions and reasonable legal, advisory and other fees and expenses (including title and recording expenses, associated therewith), payments of unassumed liabilities relating to the assets sold and any severance and termination costs;

(ii) the amount of any Indebtedness (or Attributable Debt), together with premium or penalty, if any, and accrued interest thereon (or comparable obligations in respect of Attributable Debt) secured by a Lien on (or if Attributable Debt, the lease of) any asset disposed of in such Asset Sale and discharged from the proceeds thereof, but only to the extent such Lien has priority over the Senior Lien and the Second Priority Lien;

(iii) any taxes actually paid or to be payable by such Person (as estimated by a senior financial or accounting officer of the Borrower, giving effect to the overall tax position of the Borrower) in respect of such Asset Sale; and

(iv) the portion of such cash proceeds which the Borrower determines in good faith and reasonably should be reserved for post-closing adjustments, including, without limitation, indemnification payments and purchase price adjustments, provided, that on the date that all such post-closing adjustments have been determined, the amount (if any) by which the reserved amount in respect of such Asset Sale exceeds the actual post-closing adjustments payable by the Borrower or any of the Subsidiary Loan Parties shall constitute Net Cash Proceeds on such date; and

(b)  with respect to a Casualty/Condemnation, the amount of Casualty/Condemnation Proceeds.

“Non-Controlling Authorized Representative” means, at any time with respect to any Shared Collateral, any Authorized Representative that is not the Applicable Authorized Representative at such time with respect to such Shared Collateral.

“Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the Senior Secured Parties that are not Controlling Secured Parties with respect to such Shared Collateral.

“Obligors” means Rite Aid, the Subsidiary Guarantors, the Subsidiary Loan Parties and any other Person who is liable for any of the Secured Obligations.

“Original Restatement Effective Date” means September 30, 2005.

“Permitted First Priority Debt” means any Indebtedness incurred by the Borrower and Guaranteed by the Subsidiary Guarantors pursuant to the Senior Subsidiary Guarantee Agreement and not Guaranteed by any other Subsidiary which is secured by the Senior Collateral pursuant to the Senior Collateral Documents on a pari passu basis (but without regard to control of remedies) with the Senior Loan Obligations and is not secured by any other assets of the Borrower or any Subsidiary; provided, however, that (a) such Indebtedness is permitted to be incurred, secured and Guaranteed on such basis by each Senior Debt Document and each Second Priority Debt Document, (b) such Indebtedness constitutes Refinancing Indebtedness in respect of Term Loans or other Loans, Revolving Commitments or Other Revolving Commitments, Permitted First Priority Debt incurred pursuant to Section 6.01(a)(i) of the  Senior Credit Agreement or any combination of the foregoing, (c) such Indebtedness has a later maturity and a longer weighted average life than the Refinanced Debt (as defined in “Refinancing Indebtedness”) in respect of which such Indebtedness is Refinancing Indebtedness, (d) such Indebtedness bears an interest rate not in excess of the market interest rate with respect to such type of Indebtedness as of the time of its issuance or incurrence, (e) at the option of the Borrower, such Indebtedness may contain market call and make-whole provisions as of the time of its issuance or incurrence, (f) the senior management of the Borrower determines in good faith that such Indebtedness contains covenants (including with respect to amortization and convertibility) and events of default on market terms and (g) the Representative for the holders of such Indebtedness shall have become party to (i) the Collateral Trust and Intercreditor Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.12 thereof and (ii) this Agreement as the Initial Additional Senior Representative or pursuant to, and by satisfying the conditions set forth in, Section 5.02(c) hereof.  Permitted First Priority Debt shall include any Registered Equivalent Notes and Guarantees thereof by the Subsidiary Guarantors pursuant to the Senior Subsidiary Guarantee Agreement issued in exchange thereof.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Possessory Collateral” means any Shared Collateral in the possession of the Senior Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction. Possessory Collateral includes any Certificated Securities, Promissory Notes, Instruments, and Chattel Paper, in each case, delivered to or in the possession of the Senior Collateral Agent under the terms of the Senior Collateral Documents. All capitalized terms used in this definition and not defined elsewhere in this Agreement have the meanings assigned to them in the UCC.

“Proceeds” shall have the meaning assigned to such term in Section 2.01.

“Reduction” means, when applied to any Debt Facility, (a) the permanent repayment of outstanding loans (or obligations in respect of Attributable Debt) under such Debt Facility, (b) the permanent reduction of outstanding lending commitments under such Debt Facility or (c) the permanent cash collateralization of outstanding letters of credit under such facility (together with the termination of any lending commitments utilized by such letters of credit).

“Reduction Event” means any Asset Sale or Casualty/Condemnation.

“Refinance” means, with respect to any issuance of indebtedness, to replace, renew, extend, refinance, repay, refund, repurchase, redeem, defease or retire, or to issue Indebtedness in exchange or as a replacement therefor, including any successive Refinancing.  “Refinanced” and “Refinancing” shall have correlative meanings.

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same Guarantees) issued in a dollar for dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the directors, officers, employees, agents, trustees and advisors of such Person and such Person’s Affiliates.

“Representatives” means the Senior Representatives and the Second Priority Representatives.

“Rite Aid” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Sale and Leaseback Transaction” means any arrangement whereby the Borrower or a Subsidiary shall sell or transfer any office building (including its headquarters), distribution center, manufacturing plant, warehouse, Store, equipment or other property, real or personal, now or hereafter owned by the Borrower or a Subsidiary with the intention that the Borrower or any Subsidiary rent or lease the property sold or transferred (or other property of the buyer or transferee substantially similar thereto).

“SEC” means the United States Securities and Exchange Commission and any successor agency thereto.

“Second Priority Collateral” means all the “Second Priority Collateral” as defined in any Second Priority Collateral Document.

“Second Priority Collateral Documents” means the Second Priority Subsidiary Security Agreement, the Second Priority Subsidiary Guarantee Agreement, the Second Priority Indemnity, Subrogation and Contribution Agreement, the Collateral Trust and Intercreditor Agreement and each of the security agreements and other instruments and documents executed and delivered by any Subsidiary Guarantor pursuant to any of the foregoing for purposes of providing collateral security or credit support for any Second Priority Debt Obligation or obligation under the Second Priority Subsidiary Guarantee Agreement.

“Second Priority Collateral Trustee” means Wilmington Trust Company, in its capacity as collateral trustee under the Collateral Trust and Intercreditor Agreement and the Second Priority Collateral Documents, and its successors.

“Second Priority Debt” means any Indebtedness (including the 2017 7.5% Notes and the 2016 10.375% Notes) incurred by Rite Aid and Guaranteed by the Subsidiary Guarantors on or after the Effective Date pursuant to the Second Priority Subsidiary Guarantee Agreement (i) which is secured by the Second Priority Collateral on a pari passu basis (but without regard to control of remedies) (other than as provided by the terms of the applicable Second Priority Debt Documents) with the other Second Priority Debt Obligations and (ii) if issued on or after the 2009 Restatement Effective Date, matures after the date that is 90 days after the Latest Maturity Date in effect on the date of issuance of such Indebtedness; provided, however, that (A) such Indebtedness is permitted to be incurred, secured and Guaranteed on such basis by each Senior Debt Document and each Second Priority Debt Document and (B) the Representative for the holders of such Second Priority Debt shall have become party to the Collateral Trust and Intercreditor Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.12 thereof.  Second Priority Debt shall include any Registered Equivalent Notes issued in exchange thereof.

“Second Priority Debt Documents” means, with respect to any series, issue or class of Second Priority Debt, the promissory notes, indentures and other operative agreements or instruments evidencing or governing such Indebtedness, including the Second Priority Collateral Documents.

“Second Priority Debt Facility” means the indenture or other governing agreement or instrument with respect to any class or series of Second Priority Debt.

“Second Priority Debt Obligations” means, with respect to any series, issue or class of Second Priority Debt, (a) all principal of, and interest (including, without limitation, any interest which accrues after the commencement of any Bankruptcy Proceeding, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to, such Second Priority Debt, (b) all other amounts payable to the related Second Priority Debt Parties under the related Second Priority Debt Documents and (c) any renewals or extensions of the foregoing.

“Second Priority Debt Parties” means, with respect to any series, issue or class of Second Priority Debt, the holders of such Indebtedness, any trustee or agent therefor under any related Second Priority Debt Documents and the beneficiaries of each indemnification obligation undertaken by Rite Aid or any Obligor under any related Second Priority Debt Documents, but shall not include the Loan Parties or any Controlled Affiliates thereof (unless such Loan Party or Controlled Affiliate is a holder of such Indebtedness, a trustee or agent therefor or beneficiary of such an indemnification obligation named as such in a Second Priority Debt Document).

“Second Priority Indemnity, Subrogation and Contribution Agreement” means the Amended and Restated Second Priority Indemnity, Subrogation and Contribution Agreement, dated as of June 27, 2001, as amended and restated as of May 28, 2003, among Rite Aid, the Subsidiary Guarantors and the Second Priority Collateral Trustee.

“Second Priority Lien” means the Liens on the Second Priority Collateral in favor of the Second Priority Debt Parties under the Second Priority Collateral Documents.

“Second Priority Representative” means, in respect of a Second Priority Debt Facility, the trustee, administrative agent, security agent or similar agent under such Second Priority Debt Facility, as the case may be, and each of their successors in such capacities.

“Second Priority Subsidiary Guarantee Agreement” means the Amended and Restated Second Priority Subsidiary Guarantee Agreement, dated as of June 27, 2001, as amended and restated as of May 28, 2003, made by the Subsidiary Guarantors (including any additional Subsidiary Guarantor becoming party thereto after the Original Restatement Effective Date) in favor of the Second Priority Collateral Trustee for the benefit of the Second Priority Debt Parties.

“Second Priority Subsidiary Security Agreement” means the Amended and Restated Second Priority Subsidiary Security Agreement, dated as of June 27, 2001, as amended and restated as of May 28, 2003, made by the Subsidiary Guarantors (including any additional Subsidiary Guarantor becoming party thereto after the Original Restatement Effective Date) in favor of the Second Priority Collateral Trustee for the benefit of the Second Priority Debt Parties.

“Secured Obligations” means the Senior Obligations and the Second Priority Debt Obligations.

“Secured Parties” means the Senior Secured Parties and the Second Priority Debt Parties.

“Senior Class Debt” shall have the meaning assigned to such term in Section 5.13.

“Senior Class Debt Parties” shall have the meaning assigned to such term in Section 5.13.

“Senior Class Debt Representative” shall have the meaning assigned to such term in Section 5.13.

“Senior Collateral” means all the “Senior Collateral” or “Collateral” as defined in any Senior Collateral Document.

“Senior Collateral Agent” means Citicorp North America, Inc., in its capacity as senior collateral agent for the Senior Secured Parties under the Senior Collateral Documents, and any successor thereof or replacement senior collateral agent appointed in accordance with the terms of the Senior Subsidiary Security Agreement, the Collateral Trust and Intercreditor Agreement and this Agreement.

“Senior Collateral Documents” means the Senior Subsidiary Security Agreement, the Senior Subsidiary Guarantee Agreement, the Senior Indemnity, Subrogation and Contribution Agreement, the Collateral Trust and Intercreditor Agreement, this Agreement (upon and after the initial execution and delivery hereof by the initial parties hereto) and each of the security agreements and other instruments and documents executed and delivered by any Subsidiary Guarantor pursuant to any of the foregoing or pursuant to the Senior Credit Agreement or any Additional Senior Debt Facility for purposes of providing collateral security or credit support for any Senior Obligation or obligation under the Senior Subsidiary Guarantee Agreement.

“Senior Credit Agreement” means the Amended and Restated Senior Credit Agreement, dated as of June 27, 2001, as amended and restated as of July 9, 2008, as further amended and restated as of June 5, 2009, and as may be further amended, restated or otherwise modified from time to time, among Rite Aid, the Senior Lenders, the Tranche 2 Lenders, Citicorp North America, Inc., as administrative agent and as Senior Collateral Agent and Bank of America, N.A., as syndication agent for the Senior Lenders and the Tranche 2 Lenders, and the other parties thereto.

“Senior Debt Documents” means (a) the Senior Loan Documents and (b) any Additional Senior Debt Documents.

“Senior Facilities” means the Senior Credit Agreement and any Additional Senior Debt Facilities.

“Senior Hedging Agreement” means any Hedging Agreement entered into with Rite Aid or any Subsidiary, if the applicable counterparty was a Senior Lender or an Affiliate thereof (a) on the Original Restatement Effective Date, in the case of any Hedging Agreement entered into prior to the Original Restatement Effective Date or (b) at the time the Hedging Agreement was entered into, in the case of any Hedging Agreement entered into on or after the Original Restatement Effective Date.

“Senior Indemnity, Subrogation and Contribution Agreement” means the Amended and Restated Senior Indemnity, Subrogation and Contribution Agreement,

dated as of June 27, 2001, as amended and restated as of May 28, 2003, among Rite Aid, the Subsidiary Guarantors (including Subsidiary Guarantors becoming party thereto after the Original Restatement Effective Date) and the Senior Collateral Agent.

“Senior Lender” means a “Lender” as defined in the Senior Credit Agreement.

“Senior Lien” means the Liens on the Senior Collateral in favor of the Senior Secured Parties under the Senior Collateral Documents.

“Senior Loan Documents” means the Senior Credit Agreement, any promissory notes issued to any Senior Lender pursuant to the Senior Credit Agreement, each Senior Hedging Agreement, each Refinancing Amendment, each Loan Modification Agreement and the Senior Collateral Documents.

“Senior Loan Obligation Payment Date” means the date on which (a) the Senior Loan Obligations have been paid in full, (b) all lending commitments under the Senior Credit Agreement have been terminated and (c) there are no outstanding letters of credit issued under the Senior Credit Agreement other than such as have been fully cash collateralized under documents and arrangements satisfactory to the issuer of such letters of credit.

“Senior Loan Obligations” means (a) the principal of each loan made under the Senior Credit Agreement, (b) all reimbursement and cash collateralization obligations in respect of letters of credit issued under the Senior Credit Agreement, (c) all monetary obligations of the Borrower or any Subsidiary under each Senior Hedging Agreement entered into (i) prior to the Original Restatement Effective Date with any counterparty that was a Senior Lender (or an Affiliate thereof) on the Original Restatement Effective Date or (ii) on or after the Original Restatement Effective Date with any counterparty that was a Senior Lender (or an Affiliate thereof) at the time such Senior Hedging Agreement was entered into, (d) all interest on the loans, letter of credit reimbursement, fees and other obligations under the Senior Credit Agreement or such Senior Hedging Agreements (including, without limitation any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower, any Subsidiary Loan Party, Holdings or any of its subsidiaries, whether or not allowed or allowable as a claim in such proceeding), (e) all other amounts payable by the Borrower or any Subsidiary under the Senior Loan Documents and (f) all increases, renewals, extensions and Refinancings of the foregoing.

“Senior Loan Secured Parties” means each party to the Senior Credit Agreement other than any Loan Party, each counterparty to a Senior Hedging Agreement, the beneficiaries of each indemnification obligation undertaken by Rite Aid or any other Loan Party under any Senior Loan Document, and the successors and permitted assigns of each of the foregoing.

“Senior Obligation Payment Date” means the date on which (a) the Senior Obligations have been paid in full, (b) all lending commitments under the Senior Debt Documents have been terminated and (c) there are no outstanding letters of credit issued under the Senior Debt Documents other than such as have been fully cash collateralized under documents and arrangements satisfactory to the issuer of such letters of credit.

“Senior Obligations” means the Senior Loan Obligations and any Additional Senior Debt Obligations.

“Senior Representative” means, in respect of a Senior Facility, the trustee, administrative agent, collateral agent, security agent or similar agent under such Senior Facility, as the case may be, and each of their successors in such capacities.

“Senior Secured Parties” means the Senior Loan Secured Parties and any Additional Senior Debt Parties.

“Senior Subsidiary Guarantee Agreement” means the Amended and Restated Senior Subsidiary Guarantee Agreement dated as of June 5, 2009, made by the Subsidiary Guarantors (including Subsidiary Guarantors that become parties thereto after the Original Restatement Effective Date) in favor of the Senior Collateral Agent for the benefit of the Senior Secured Parties, as such agreement may be amended, supplemented or otherwise modified from time to time.

“Senior Subsidiary Security Agreement” means the Amended and Restated Senior Subsidiary Security Agreement dated as of June 5, 2009, made by the Subsidiary Guarantors (including Subsidiary Guarantors that become parties thereto after the Original Restatement Effective Date) in favor of the Senior Collateral Agent for the benefit of the Senior Secured Parties, as such agreement may be amended, supplemented or otherwise modified from time to time.

“Series” means (a) with respect to the Senior Secured Parties, each of (i) the Senior Loan Secured Parties (in their capacities as such), (ii) the Initial Additional Senior Debt Parties (in their capacities as such) and (iii) the Additional Senior Debt Parties that become subject to this Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Additional Senior Debt Parties) and (b) with respect to any Senior Obligations, each of (i) the Senior Loan Obligations, (ii) the Initial Additional Senior Debt Obligations and (iii) the Additional Senior Debt Obligations incurred pursuant to any Additional Senior Debt Facility, which pursuant to any Joinder Agreement, are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Additional Senior Debt Obligations).

“Shared Collateral” means, at any time, Senior Collateral in which the holders of two or more Series of Senior Obligations (or their respective Authorized Representatives) hold a valid and perfected security interest at such time.  If more than two Series of Senior Obligations are outstanding at any time and the holders of fewer than all Series of Senior Obligations hold a valid and perfected security interest in any Senior Collateral at such time, then such Senior Collateral shall constitute Shared Collateral for those Series of Senior Obligations the holders of which hold a valid and perfected security interest in such Senior Collateral at such time and shall not constitute Shared Collateral for any Series of Senior Obligations the holders of which do not have a valid and perfected security interest in such Senior Collateral at such time.  Notwithstanding the foregoing, all cash and cash equivalents that secure the Senior Loan Obligations, or are otherwise held by the Senior Lenders, the Administrative Agent or the Senior Collateral Agent, pursuant to Section 2.05(j) of the Senior Credit Agreement shall be deemed not to constitute Shared Collateral until applied pursuant to Section 2.05(j) of the Senior Credit Agreement to satisfy any Senior Obligations other than Senior Obligations in respect of LC Disbursements or other LC Exposure.

“Store” means any retail store (which may include any real property, fixtures, equipment, inventory and script files related thereto) operated, or to be operated, by any Subsidiary Loan Party.

“Subsidiary” means any subsidiary of the Borrower.

“Subsidiary Guarantor” means each Subsidiary that is party to any Second Priority Collateral Document or Senior Collateral Document.

“Subsidiary Loan Party” means each Subsidiary set forth on Schedule 1.01 to the Senior Credit Agreement and any wholly-owned Domestic Subsidiary, including any Securitization Vehicle that is a Domestic Subsidiary, that owns any assets consisting of inventory, accounts receivable, intellectual property, or script lists, subject to the terms of Section 5.11 of the Senior Credit Agreement; provided that no Subsidiary that engages solely in the Borrower’s pharmacy benefits management business shall be deemed a Subsidiary Loan Party.

“Triggering Event” means (x) the occurrence of any Event of Default and, as a result thereof, (A) the acceleration (including any automatic acceleration in connection with any Bankruptcy Proceeding) of the principal amount of any Senior Obligations or Second Priority Debt Obligations under the terms of any Senior Debt Document or any Second Priority Debt Document or (B) the commencement of the exercise of remedies in respect of Collateral (it being understood that the exercise by the Senior Collateral Agent of their cash sweep rights pursuant to Section 9.15 of the Senior Credit Agreement shall not be deemed an exercise of remedies in respect of Collateral) and (y) in either case, (i) receipt by the Senior Collateral Agent and the Second Priority Collateral Trustee of written notice thereof from any Senior Representative (in the case of any such Event of Default arising under any Senior Debt Document), or (ii) receipt by the Senior Collateral Agent and the Second Priority Collateral Trustee of written notice thereof from any Second Priority Representative (in the case of any such Event of Default arising under any Second Priority Debt Document).

“Uniform Commercial Code” or “UCC” means, unless otherwise specified, the Uniform Commercial Code as from time to time in effect in the State of New York.

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01   Priority of Claims.

(a)  Anything contained herein or in any of the Senior Debt Documents to the contrary notwithstanding (but subject to Sections 1.01(b) and 2.01(d) and (e)), if an Event of Default has occurred and is continuing, and the Senior Collateral Agent or any Senior Secured Party is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Bankruptcy Proceeding of any Subsidiary Guarantor or any Senior Secured Party receives any payment pursuant to any intercreditor agreement (other than this Agreement) with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Senior Collateral by any Senior Secured Party or received by the Senior Collateral Agent or any Senior Secured Party pursuant to any such intercreditor agreement with respect to such Shared Collateral and proceeds of any such distribution (subject, in the case of any such distribution, to the sentence immediately following) to which the Senior Obligations are entitled under any intercreditor agreement (other than this Agreement) (all proceeds of any sale, collection or other liquidation of any Senior Collateral and all proceeds of any such distribution being collectively referred to as “Proceeds”), shall be applied (i) at any time when the Collateral Trust and Intercreditor Agreement remains in effect, as provided in Section 4.01 of the Collateral Trust and Intercreditor Agreement, and (ii) at any other time, (A) FIRST, to the fees and expenses of, and reimbursements and indemnification owed to, the Senior Collateral Agent pursuant to the Senior Subsidiary Security Agreement and the Senior Credit Agreement that are unpaid as of the applicable date of receipt of such proceeds, and to any Senior Secured Party which has theretofore advanced or paid any such fees and expenses of, and reimbursements and indemnification owed to, the Senior Collateral Agent in an amount equal to the amount thereof so advanced or paid by such Senior Secured Party pro rata based on the amount of such fees, expenses, reimbursements and indemnifications (or such advances or payment), (B) SECOND, to reimburse any amounts owing to the Senior Collateral Agent pursuant to Section 8.03 of the Senior Subsidiary Security Agreement, (C) THIRD, subject to Sections 1.01(b) and 2.01(d) and (e), to the payment of the Senior Obligations then due and owing, pro rata based on the amount of Senior Obligations then due and owing (after giving effect to any payments previously made under this Section), until the Senior Obligation Payment Date, and (D) FOURTH, to Rite Aid and the Subsidiary Guarantors or their successors or assigns, as their interests may appear, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct. Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a Senior Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of Senior Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of Senior Obligations (such third party an “Intervening Creditor”), the value of any Shared Collateral or Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of Senior Obligations with respect to which such third party lien or security interest exists.

(b)  It is acknowledged that the Senior Obligations of any Series may, subject to the limitations set forth in the then extant Senior Debt Documents and the Second Priority Debt Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the Senior Secured Parties of any Series.

(c)  Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of Senior Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Senior Debt Documents or any defect or deficiencies in the Liens securing the Senior Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Sections 1.01(b) and 2.01(d) and (e)), each Senior Secured Party hereby agrees that the Liens securing each Series of Senior Obligations on any Shared Collateral shall be pari passu and of equal priority and nothing contained in this Agreement shall affect the priority of the Second Priority Liens set forth in the Collateral Trust and Intercreditor Agreement or any other rights of or obligations owed to a Second Priority Debt Party (in its capacity as such) contained in the Collateral Trust and Intercreditor Agreement or otherwise.

(d)  Notwithstanding anything in this Agreement or the other Senior Collateral Documents to the contrary, (i) any Shared Collateral consisting of cash or cash equivalents that secure the Senior Loan Obligations or are otherwise held by the Senior Lenders, the Administrative Agent or the Senior Collateral Agent pursuant to Section 2.05(j) of the Senior Credit Agreement shall be applied as specified in such Section of the Senior Credit Agreement and (ii) at all times during a Cash Sweep Period prior to the occurrence of a Triggering Event, the funds on deposit in the Citibank Concentration Account may be applied in accordance with the provisions of the Senior Credit Agreement, as in effect on the 2009 Restatement Effective Date.  After the occurrence of a Triggering Event, funds on deposit in the Citibank Concentration Account consisting of proceeds of Senior Collateral shall be applied in accordance with the provisions of Section 2.01(a).

(e)  In the event that Rite Aid or any of its Subsidiaries shall at any time, or from time to time (but in the case of any sale or disposition of Senior Collateral, only prior to the occurrence of a Triggering Event), receive any Net Cash Proceeds of any Reduction Event (other than Net Cash Proceeds required by the Senior Credit Agreement to be applied to prepay Revolving Borrowings, Other Revolving Borrowings or Swingline Loans (without permanent reductions of related lending commitments) at any time when the Revolver Availability is less than the amount specified in Section 2.11(c)

of the Senior Credit Agreement or during a Cash Sweep Period), an amount equal to such Net Cash Proceeds shall, in accordance with and to the extent required by the provisions of the Senior Credit Agreement and, to the extent not inconsistent with the provisions of the Senior Credit Agreement, the other Senior Debt Documents, be applied to Reductions to the Senior Facilities established under the Senior Credit Agreement and the other Senior Debt Documents.  So long as no Triggering Event has occurred and is continuing, Net Cash Proceeds of a Reduction Event in excess of those applied in accordance with the foregoing provision of this paragraph shall be applied in accordance with any applicable provisions of the Senior Debt Documents and Second Priority Debt Documents.  In the event Rite Aid or any of its Subsidiaries shall, at any time after the occurrence of a Triggering Event, receive any Net Cash Proceeds of any Reduction Event which are attributable to Senior Collateral, such Net Cash Proceeds shall be subject to and applied in accordance with the provisions of Section 2.01(a).

SECTION 2.02   Actions With Respect to Shared Collateral; Prohibition on Contesting Liens.

(a)  With respect to any Shared Collateral, (i) only the Senior Collateral Agent (and the Administrative Agent, as set forth in Section 2.01(d)) shall act or refrain from acting with respect to the Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), and then (in the case of the Senior Collateral Agent) only on the instructions of the Applicable Authorized Representative, (ii) the Senior Collateral Agent shall not follow any instructions with respect to such Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) from any Non-Controlling Authorized Representative (or any other Senior Secured Party other than the Applicable Authorized Representative and the Controlling Secured Parties) and (iii) no Non-Controlling Authorized Representative or other Senior Secured Party (other than the Applicable Authorized Representative and the Controlling Secured Parties) shall or shall instruct the Senior Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any Senior Collateral Document, applicable law or otherwise, it being agreed that only the Senior Collateral Agent, acting on the instructions of the Applicable Authorized Representative and in accordance with the applicable Senior Collateral Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral. Notwithstanding the equal priority of the Liens, the Senior Collateral Agent (acting on the instructions of the Applicable Authorized Representative) may deal with the Shared Collateral without regard to the equal priority Lien of the Non-Controlling Secured Parties on such Senior Collateral. No Non-Controlling Authorized Representative or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Senior Collateral Agent, Applicable Authorized Representative or Controlling Secured Party or any other exercise by the Senior Collateral Agent, Applicable Authorized Representative

or Controlling Secured Party of any rights and remedies relating to the Shared Collateral, or to cause the Senior Collateral Agent to do so. The foregoing shall not be construed to limit the rights and priorities of any Senior Secured Party, Senior Collateral Agent or Authorized Representative with respect to any collateral not constituting Shared Collateral.

(b)  Each of the Authorized Representatives agrees that it will not accept any Lien on any collateral for the benefit of any Series of Senior Obligations (other than funds deposited for the discharge or defeasance of any Additional Senior Debt Facility) other than pursuant to the Senior Collateral Documents and pursuant to Section 2.05(j) of the Senior Credit Agreement or, after the Senior Loan Obligation Payment Date, any equivalent provision of any other Senior Facility, and by executing this Agreement (or a Joinder Agreement), each Authorized Representative and the Series of Senior Secured Parties for which it is acting hereunder agree to be bound by the provisions of this Agreement and the other Senior Collateral Documents applicable to it.

(c)  Each of the Senior Secured Parties agrees that it will not (and hereby waives any right to) question or contest or support any other Person in questioning or contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity, attachment, or enforceability of a Lien held by or on behalf of any of the Senior Secured Parties in all or any part of the Senior Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Senior Collateral Agent or any Authorized Representative to enforce this Agreement.

SECTION 2.03  No Interference; Payment Over.

(a)  Each Senior Secured Party agrees that (i) it will not challenge or question in any proceeding the validity or enforceability of any Senior Obligations of any Series or any Senior Collateral Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Senior Collateral Agent, (iii) except as provided in Section 2.02, it shall have no right to (A) direct the Senior Collateral Agent or any other Senior Secured Party to exercise any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement) or (B) consent to the exercise by the Senior Collateral Agent or any other Senior Secured Party of any right, remedy or power with respect to any Shared Collateral, (iv) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Senior Collateral Agent or any other Senior Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Senior Collateral Agent, any Applicable Authorized Representative or any other Senior Secured Party shall be liable for any action taken or omitted to be taken by the Senior Collateral Agent, such Applicable Authorized Representative or other Senior Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, (v) it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Senior Collateral and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Senior Collateral Agent or any other Senior Secured Party to enforce this Agreement.

(b)  Each Senior Secured Party whose Senior Obligations arise under any Senior Facility hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any such Shared Collateral pursuant to any Senior Collateral Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement) at any time prior to the Senior Obligation Payment Date (determined, solely for this purpose, as if such Senior Facility did not exist), then it shall hold such Shared Collateral, proceeds or payment in trust for the other Senior Secured Parties and promptly transfer such Shared Collateral, proceeds or payment, as the case may be, to the Senior Collateral Agent, to be distributed in accordance with the provisions of Section 2.01.

SECTION 2.04  Automatic Release of Liens; Amendments to Senior Collateral Documents.

(a)  If, at any time the Senior Collateral Agent forecloses upon or otherwise exercises remedies against any Shared Collateral resulting in a sale or disposition thereof, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the Senior Collateral Agent for the benefit of each Series of Senior Secured Parties upon such Shared Collateral will automatically be released and discharged; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01 and the Senior Subsidiary Security Agreement.

(b)  Each Senior Secured Party agrees that the Senior Collateral Agent may enter into any amendment (and, upon request by the Senior Collateral Agent, each Authorized Representative shall sign a consent to such amendment) to any Senior Collateral Document, so long as the Senior Collateral Agent receives a certificate of Rite Aid stating that such amendment is permitted by the terms of each then extant Senior Debt Document.  Additionally, each Senior Secured Party agrees that the Senior Collateral Agent may enter into any amendment (and, upon request by the Senior Collateral Agent, each Authorized Representative shall sign a consent to such amendment) to any Senior Collateral Document solely as such Senior Collateral Document relates to a particular Series of Senior Obligations so long as (x) such amendment is in accordance with the Senior Debt Document pursuant to which such Series of Senior Obligations was incurred and (y) such amendment does not adversely affect the Senior Secured Parties of any other Series.  Notwithstanding the foregoing, no amendment to any Senior Collateral Document entered into by the Senior Collateral Agent pursuant to this Section 2.04(b) will (i) release all or substantially all of the Senior Collateral from the Liens under the Senior Collateral Documents without the written consent of each Authorized Representative or (ii) change the pro rata application of the proceeds of the Senior Collateral required by Section 7.03 of the Senior Subsidiary Security Agreement.

(c)  Each Authorized Representative agrees to execute and deliver (at the sole cost and expense of the Subsidiary Guarantors) all such authorizations and other instruments as shall reasonably be requested by the Senior Collateral Agent to evidence and confirm any release of Shared Collateral or amendment to any Senior Collateral Document provided for in this Section.

SECTION 2.05  Certain Agreements With Respect to Bankruptcy or Insolvency Proceedings.

(a)  This Agreement shall continue in full force and effect notwithstanding the commencement of any Bankruptcy Proceeding by or against Rite Aid or any of its subsidiaries.

(b)  If Rite Aid or any Subsidiary Guarantor shall become subject to a Bankruptcy Proceeding and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law or the use of cash Senior Collateral under Section 363 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, each Senior Secured Party agrees that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) or to any use of cash Senior Collateral that constitutes Shared Collateral, unless any Controlling Secured Party, or an Authorized Representative of any Controlling Secured Party, shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash Senior Collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any Senior Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the Senior Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the Senior Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-a-vis all the other Senior Secured Parties (other than any Liens of the Senior Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Proceeding, (B) the Senior Secured Parties of each Series are granted Liens on any additional Senior Collateral pledged to any Senior Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash Senior Collateral, with the same priority vis-a-vis the Senior Secured Parties as set forth in this Agreement, (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the Senior

Obligations, such amount is applied pursuant to Section 2.01, and (D) if any Senior Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection is applied pursuant to Section 2.01; provided that the Senior Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any collateral subject to Liens in favor of the Senior Secured Parties of such Series or its Authorized Representative that shall not constitute Shared Collateral; and provided, further, that the Senior Secured Parties receiving adequate protection shall not object to any other Senior Secured Party receiving adequate protection comparable to any adequate protection granted to such Senior Secured Parties in connection with a DIP Financing or use of cash collateral.  This Section shall not affect the priority of the Second Priority Liens set forth in the Collateral Trust and Intercreditor Agreement or any other rights of a Second Priority Debt Party (in its capacity as such) contained in the Collateral Trust and Intercreditor Agreement or otherwise.

SECTION 2.06  Reinstatement. In the event that any of the Senior Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under Title 11 of the United States Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall, subject to the provisions of Section 1.01(b), be fully applicable thereto until all such Senior Obligations shall again have been paid in full in cash.

SECTION 2.07  Insurance. As between the Senior Secured Parties, the Senior Collateral Agent, acting at the direction of the Applicable Authorized Representative, shall have the right, to the extent authorized by the Senior Subsidiary Security Agreement, to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral.

SECTION 2.08  Refinancings. The Senior Obligations of any Series may be Refinanced, in whole or in part, with other Senior Obligations, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under any Senior Debt Document) of any Senior Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Authorized Representative of the holders of any such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness.

SECTION 2.09  Possessory Collateral Agent as Gratuitous Bailee for Perfection.

(a)  The Senior Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral that is part of the Senior Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other Senior Secured Party solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable

Senior Collateral Documents, in each case, subject to the terms and conditions of this Section 2.09. Pending delivery to the Senior Collateral Agent, each other Authorized Representative agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other Senior Secured Party, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Senior Collateral Documents, in each case, subject to the terms and conditions of this Section 2.09.

(b)  The duties or responsibilities of the Senior Collateral Agent and each other Authorized Representative under this Section 2.09 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other Senior Secured Party for purposes of perfecting the Lien held by such Senior Secured Parties therein.

ARTICLE III

Existence and Amounts of Liens and Obligations

Whenever the Senior Collateral Agent or any Authorized Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Senior Obligations of any Series, or the Shared Collateral subject to any Lien securing the Senior Obligations of any Series, it may request that such information be furnished to it in writing by each other Authorized Representative and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if an Authorized Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Senior Collateral Agent or Authorized Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of Rite Aid.  The Senior Collateral Agent and each Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Subsidiary Guarantor, any Senior Secured Party or any other person as a result of such determination.

ARTICLE IV

The Senior Collateral Agent

SECTION 4.01  Appointment and Authority.

(a)  Each Senior Representative, on behalf of the Senior Secured Parties represented by it, hereby irrevocably appoints Citicorp North America, Inc. (and any successor thereto as Senior Collateral Agent pursuant to the definition of the term “Senior Collateral Agent”) to act on its behalf as the Senior Collateral Agent hereunder and under each of the other Senior Collateral Documents and authorizes the Senior Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the

Senior Collateral Agent by the terms hereof or thereof, including for purposes of acquiring, holding and enforcing any and all Liens on Senior Collateral granted by any Subsidiary Guarantor to secure any of the Senior Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Senior Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Senior Collateral Agent pursuant to Section 4.05 for purposes of holding or enforcing any Lien on the Senior Collateral (or any portion thereof) granted under any of the Senior Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Applicable Authorized Representative), shall be entitled to the benefits of all provisions of this Article IV and Article VIII of the Senior Credit Agreement and the equivalent provision of any Additional Senior Debt Facility (as though such co-agents, sub-agents and attorneys-in-fact were the “Senior Collateral Agent” under the Senior Collateral Documents) as if set forth in full herein with respect thereto.

(b)  Upon execution and delivery of an instrument substantially in the form of Annex 2 by an additional Senior Class Debt Representative in accordance with Section 5.13, each then-existing Senior Class Debt Representative (the “Existing Debt Representatives”) hereby authorizes and directs the Senior Collateral Agent to execute and deliver such instrument substantially in the form of Annex 2 and any other Senior Collateral Documents (and acknowledges that any Senior Collateral Documents previously executed and delivered will be deemed to have been executed and delivered) on behalf of all Existing Debt Representatives and acknowledges and agrees that upon execution and delivery of such instrument substantially in the form of Annex 1 and such other Senior Collateral Documents, if any, the Senior Collateral Agent will act in its capacity as Senior Collateral Agent for all Existing Debt Representatives and such additional Senior Class Debt Representative.

(c)  Each Non-Controlling Secured Party acknowledges and agrees that the Senior Collateral Agent shall be entitled, for the benefit of the Senior Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the Senior Collateral Documents, without regard to any rights to which the Non-Controlling Secured Parties would otherwise be entitled as a result of the Senior Obligations held by such Non-Controlling Secured Parties. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Senior Collateral Agent, the Applicable Authorized Representative or any other Senior Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Senior Collateral securing any of the Senior Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Senior Collateral securing any Senior Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the Senior Secured Parties waives any claim it may now or hereafter have against the Senior Collateral Agent or the Authorized Representative of any other Series of Senior Obligations or any other Senior Secured Party of any other Series arising out of (i) any actions which the Senior Collateral Agent, any Authorized Representative or any Senior Secured Party takes or omits to take

(including actions with respect to the creation, perfection or continuation of Liens on any Senior Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Senior Collateral and actions with respect to the collection of any claim for all or any part of the Senior Obligations from any account debtor, guarantor or any other party) in accordance with the Senior Collateral Documents or any other agreement related thereto or to the collection of the Senior Obligations or the valuation, use, protection or release of any security for the Senior Obligations, (ii) any election by any Applicable Authorized Representative or any holders of Senior Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code by, Rite Aid or any of its subsidiaries, as debtor-in-possession. Notwithstanding any other provision of this Agreement, the Senior Collateral Agent shall not accept any Shared Collateral in full or partial satisfaction of any Senior Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction, without the consent of each Authorized Representative representing holders of Senior Obligations for whom such Senior Collateral constitutes Shared Collateral.

SECTION 4.02  Rights as a Senior Secured Party.

The Person serving as the Senior Collateral Agent hereunder shall have the same rights and powers in its capacity as a Senior Secured Party under any Series of Senior Obligations that it holds as any other Senior Secured Party of such Series and may exercise the same as though it were not the Senior Collateral Agent and the term “Senior Secured Party” or “Senior Secured Parties” or (as applicable) “Senior Loan Secured Party”, “Senior Loan Secured Parties”, “Additional Senior Debt Party” or “Additional Senior Debt Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Senior Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Rite Aid or any Subsidiary or other Affiliate thereof as if such Person were not the Senior Collateral Agent hereunder and without any duty to account therefor to any other Senior Secured Party.

SECTION 4.03  Exculpatory Provisions.

(a)  The Senior Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other Senior Collateral Documents. Without limiting the generality of the foregoing, the Senior Collateral Agent:

(i)	shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;

(ii)
shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Senior Collateral Documents that the Senior Collateral Agent is required to exercise as directed in writing by the Applicable Authorized Representative; provided that the Senior Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Senior Collateral Agent to liability or that is contrary to any Senior Collateral Document or applicable law;

(iii)
shall not, except as expressly set forth herein and in the other Senior Collateral Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Rite Aid or any of its Affiliates that is communicated to or obtained by the Person serving as the Senior Collateral Agent or any of its Affiliates in any capacity;

(iv)
shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Applicable Authorized Representative or (ii) in the absence of its own gross negligence or willful misconduct or (iii) in reliance on a certificate of an authorized officer of Rite Aid stating that such action is permitted by the terms of this Agreement. The Senior Collateral Agent shall be deemed not to have knowledge of any Event of Default under any Series of Senior Obligations unless and until notice describing such Event Default is given to the Senior Collateral Agent by the Authorized Representative of such Senior Obligations or Rite Aid; and

(v)
shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Senior Collateral Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any default or event of default under any Senior Debt Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Senior Collateral Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Senior Collateral Documents, (v) the value or the sufficiency of any Senior Collateral for any Series of Senior Obligations, or (i) the satisfaction of any condition set forth in any Senior Debt Document, other than to confirm receipt of items expressly required to be delivered to the Senior Collateral Agent.

SECTION 4.04  Reliance by Senior Collateral Agent.

The Senior Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Senior Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Senior Collateral Agent may consult with legal counsel (who may be counsel for Rite Aid), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 4.05  Delegation of Duties.

The Senior Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Senior Collateral Document by or through any one or more sub-agents appointed by the Senior Collateral Agent. The Senior Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Affiliates of the Senior Collateral Agent and any such sub-agent.

SECTION 4.06  Resignation of Senior Collateral Agent.

The Senior Collateral Agent may at any time give notice of its resignation as Senior Collateral Agent under this Agreement and the other Senior Collateral Documents to each Authorized Representative and Rite Aid.  Upon receipt of any such notice of resignation, the Applicable Authorized Representative shall have the right, in consultation with Rite Aid, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Applicable Authorized Representative and shall have accepted such appointment within 30 days after the retiring Senior Collateral Agent gives notice of its resignation, then the retiring Senior Collateral Agent may, on behalf of the Senior Secured Parties, appoint a successor Senior Collateral Agent meeting the qualifications set forth above; provided that if the Senior Collateral Agent shall notify Rite Aid and each Authorized Representative that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Senior Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Senior Collateral Documents (except that in the case of any Senior Collateral security held by the Senior Collateral Agent on behalf of the Senior Secured Parties under any of the Senior Collateral Documents, the retiring Senior Collateral Agent shall continue to hold such Senior Collateral security solely for purposes of maintaining the perfection of the security interests of the Senior Secured Parties therein until such time as a successor Senior Collateral Agent is appointed but with no obligation to take any further action at the request of the Applicable Authorized Representative or any other Senior Secured Parties) and (b) all payments, communications and determinations provided to be made by, to or through the Senior Collateral Agent shall instead be made by or to each Authorized Representative directly, until such time as the Applicable Authorized Representative appoints a successor Senior Collateral Agent as provided for above in this

Section. Upon the acceptance of a successor’s appointment as Senior Collateral Agent hereunder and under the Senior Collateral Documents, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Senior Collateral Agent, and the retiring Senior Collateral Agent shall be discharged from all of its duties and obligations hereunder or under the other Senior Collateral Documents (if not already discharged therefrom as provided above in this Section).  After the retiring Senior Collateral Agent’s resignation hereunder and under the other Senior Collateral Documents, the provisions of this Article and Article VIII of the Senior Credit Agreement and the equivalent provision of any Additional Senior Debt Facility shall continue in effect for the benefit of such retiring Senior Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Senior Collateral Agent was acting as Senior Collateral Agent.  Upon any notice of resignation of the Senior Collateral Agent hereunder and under the other Senior Collateral Documents, Rite Aid agrees to use commercially reasonable efforts to transfer (and maintain the validity and priority of) the Liens in favor of the retiring Senior Collateral Agent under the Senior Collateral Documents to the successor Senior Collateral Agent.

SECTION 4.07  Non-Reliance on Senior Collateral Agent and other Senior Secured Parties.

Each Senior Secured Party acknowledges that it has, independently and without reliance upon the Senior Collateral Agent, any Authorized Representative or any other Senior Secured Party or any of their Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Senior Debt Documents.  Each Senior Secured Party also acknowledges that it will, independently and without reliance upon the Senior Collateral Agent, any Authorized Representative or any other Senior Secured Party or any of their Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Senior Debt Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 4.08  Senior Collateral and Guaranty Matters.

Each of the Senior Secured Parties irrevocably authorizes the Senior Collateral Agent, at its option and in its discretion,

(a)  to release any Lien on any property granted to or held by the Senior Collateral Agent under any Senior Collateral Document in accordance with Section 2.04 or upon receipt of a written request from Rite Aid stating that the release of such Lien is permitted by the terms of each then extant Senior Debt Document;

(b)  to release any Subsidiary Guarantor from its obligations under the Senior Collateral Documents upon receipt of a written request from Rite Aid stating that such release is permitted by the terms of each then extant Senior Debt Document.

ARTICLE V

Miscellaneous

SECTION 5.01  Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a)  if to the Senior Collateral Agent or the Administrative Agent, to it at 388 Greenwich Street, New York, NY 10013, Attention of Thomas Halsch, Telecopy No. (646) 328-3784;

(b)  if to the Initial Additional Senior Representative, to it at 2 North LaSalle Street, Suite 1020, Chicago, IL 60602, Attention: Corporate Trust Administration (Telecopy No. (312) 827-8542);

(c)  if to any other Senior Representative, to it at the address set forth in the applicable Joinder Agreement.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 5.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 5.01. As agreed to in writing among the Senior Collateral Agent and each Authorized Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

SECTION 5.02  Waivers; Amendment; Joinder Agreements.

(a)  No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b)  Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Authorized Representative and the Senior Collateral Agent (and with respect to any such termination, waiver, amendment or modification which by the terms of this Agreement requires Rite Aid’s consent or which increases the obligations or reduces the rights of Rite Aid or any Subsidiary Guarantor, with the consent of Rite Aid).

(c)  Notwithstanding the foregoing, without the consent of any Senior Secured Party, any Authorized Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 5.13 and upon such execution and delivery, such Authorized Representative and the Additional Senior Debt Parties and Additional Senior Debt Obligations of the Series for which such Authorized Representative is acting shall be subject to the terms hereof and the terms of the other Senior Collateral Documents applicable thereto.

(d)  Notwithstanding the foregoing, without the consent of any other Authorized Representative or Senior Secured Party, the Senior Collateral Agent may effect amendments and modifications to this Agreement to the extent necessary to reflect any incurrence of any Additional Senior Debt in compliance with the Senior Debt Documents and the Second Priority Debt Documents.

SECTION 5.03  Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Senior Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

SECTION 5.04  Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 5.05  Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

SECTION 5.06  Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.07  Governing Law; Jurisdiction.

(a)  This Agreement shall be construed in accordance with and governed by the law of the State of New York.

SECTION 5.08  Submission To Jurisdiction Waivers; Consent to Service of Process. The Senior Collateral Agent and each Authorized Representative, on behalf of itself and the Senior Secured Parties of the Series for whom it is acting, irrevocably and unconditionally :

(a)  submits for itself and its property in any legal action or proceeding relating to this Agreement and the Senior Collateral Documents, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America in the Southern District of New York, and appellate courts from any thereof;

(b)  consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)  agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Authorized Representative) at the address referred to in 5.01;

(d)  agrees that nothing herein shall affect the right of any other party hereto (or any Senior Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any Senior Secured Party) to sue in any other jurisdiction; and

(e)  waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.08 any special, exemplary, punitive or consequential damages.

SECTION 5.09  WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 5.10  Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.11  Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the other Senior

Debt Documents or Senior Collateral Documents, the provisions of this Agreement shall control.

SECTION 5.12  Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Senior Secured Parties in relation to one another.  None of Rite Aid, any Subsidiary Guarantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Section 2.04, 2.05, 2.08, 2.09 or Article V) is intended to or will amend, waive or otherwise modify the provisions of the Senior Credit Agreement or any Additional Senior Debt Facilities), and none of Rite Aid or any Subsidiary Guarantor may rely on the terms hereof (other than Sections 2.04, 2.05, 2.08, 2.09 and Article V).  Nothing in this Agreement is intended to or shall impair the obligations of any Subsidiary Guarantor, which are absolute and unconditional, to pay the Senior Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 5.13  Additional Senior Debt.  To the extent, but only to the extent  permitted by the provisions of the Senior Debt Documents and the Second Priority Debt Documents, Rite Aid may incur or issue and sell one or more series or classes of Senior Facilities.  Any such additional class or series of Additional Senior Debt (the “Senior Class Debt”) may be secured by the Senior Lien and may be Guaranteed by the Subsidiary Guarantors on a senior basis, in each case under and pursuant to the Senior Collateral Documents, if and subject to the condition that the Representative of any such Senior Class Debt (each, a “Senior Class Debt Representative”), acting on behalf of the holders of such Senior Class Debt (such Representative and holders in respect of any Senior Class Debt being referred to as the “Senior Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (v) of the immediately succeeding paragraph.

In order for a Senior Class Debt Representative to become a party to this Agreement,

(i)
such Senior Class Debt Representative, the Senior Collateral Agent and each Subsidiary Guarantor shall have executed and delivered an instrument substantially in the form of Annex 2 (with such changes as may be approved by the Senior Collateral Agent and such Senior Class Representative) pursuant to which such Senior Class Debt Representative becomes an Authorized Representative hereunder, and the Senior Class Debt in respect of which such Senior Class Debt Representative is the Representative and the related Senior Class Debt Parties become subject hereto and bound hereby;

(ii)
Rite Aid shall have delivered to the Senior Collateral Agent and the Second Priority Collateral Trustee true and complete copies of each of the Senior Debt Documents relating to such Senior Class Debt, certified as being true and correct by a Financial Officer of Rite Aid;

(iii)
all filings, recordations and/or amendments or supplements to the Senior Collateral Documents necessary or desirable in the reasonable judgment of the Senior Collateral Agent to confirm and perfect the Senior Liens securing the relevant Senior Obligations relating to such Senior Class Debt shall have been made, executed and/or delivered (or, with respect to any such filings or recordations, acceptable provisions to perform such filings or recordings have been taken in the reasonable judgment of the Senior Collateral Agent), and all fees and taxes in connection therewith shall have been paid;

(iv)
the Senior Debt Documents, as applicable, relating to such Senior Class Debt shall provide, in a manner reasonably satisfactory to the Senior Collateral Agent, that each Senior Class Debt Party with respect to such Senior Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Senior Class Debt; and

(v)
the Senior Collateral Agent and the Second Priority Collateral Trustee shall have received such opinions of outside counsel to Rite Aid and such Senior Class Debt Representative as any of them may request and such other documents relating to the matters referred to in clauses (i), (ii) and (iii) as any of them may reasonably request, and such opinions and other documents shall be reasonably satisfactory in form and substance to the Senior Collateral Agent and the Second Priority Collateral Trustee.

SECTION 5.14 Integration. This Agreement together with the other Senior Debt Documents, including the Senior Collateral Documents, represents the agreement of each of the Subsidiary Guarantors and the Senior Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Subsidiary Guarantor, the Senior Collateral Agent, any Authorized Representative or any other Senior Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Senior Debt Documents or the Senior Collateral Documents.

SECTION 5.15 Rights of Authorized Representatives. Any trustee or other Authorized Representative under any Additional Senior Debt Facility that becomes a party hereto shall have all the rights, privileges, protections, immunities, benefits and indemnities granted to it under the applicable indenture or other agreement that constitutes such Additional Senior Debt Facility as if such rights, privileges, protections, immunities, benefits and indemnities were set forth herein in full.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

RITE AID CORPORATION,

By		/s/ Marc A. Strassler
	Name:	Marc A. Strassler
	Title:	Executive Vice President, General
Counsel and Secretary

THE SUBSIDIARY GUARANTORS LISTED ON ANNEX 1 HERETO,

By		/s/ Marc A. Strassler
	Name:	Marc A. Strassler
	Title:	Authorized Person

[Signature Page to Senior Lien Intercreditor Agreement]

CITICORP NORTH AMERICA, INC., as Administrative Agent and Senior Collateral Agent

By		/s/ David Leland
	Name:	David Leland
	Title:	Vice President

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Initial Additional Senior Representative

By		/s/ D. G. Donovan
	Name:	D. G. Donovan
	Title:	Vice President

Annex 2 to the
Senior Lien Intercreditor Agreement

SUBSIDIARY GUARANTORS

1.	112 Burleigh Avenue Norfolk, LLC

2.	1515 West State Street Boise, Idaho, LLC

3.	1740 Associates, L.L.C.

4.	3581 Carter Hill Road–Montgomery Corp.

5.	4042 Warrensville Center Road – Warrensville Ohio, Inc.

6.	5277 Associates, Inc.

7.	537 Elm Street Corp.

8.	5600 Superior Properties, Inc.

9.	657-659 Broad St. Corp.

10.	764 South Broadway-Geneva, Ohio, LLC

11.	Ann & Government Streets - Mobile, Alabama, LLC

12.	Apex Drug Stores, Inc.

13.	Broadview and Wallings-Broadview Heights Ohio, Inc.

14.	Brooks Pharmacy, Inc.

15.	Central Avenue and Main Street - Petal, MS, LLC

16.	Eagle Managed Care Corp.

17.	Eckerd Corporation

18.	Eckerd Fleet, Inc.

19.	EDC Drug Stores, Inc.

20.	Eighth and Water Streets – Urichsville, Ohio, LLC

21.	England Street-Asheland Corporation

22.	Fairground, L.L.C.

23.	GDF, Inc.

24.	Genovese Drug Stores, Inc.

25.	Gettysburg and Hoover-Dayton, Ohio, LLC

26.	Harco, Inc.

27.	K & B Alabama Corporation

28.	K & B Louisiana Corporation

29.	K & B Mississippi Corporation

30.	K & B Services, Incorporated

31.	K & B Tennessee Corporation

32.	K&B Texas Corporation

33.	K & B, Incorporated

34.	Keystone Centers, Inc.

35.	Lakehurst and Broadway Corporation

36.	Maxi Drug North, Inc.

37.	Maxi Drug South, L.P.

38.	Maxi Drug, Inc.

39.	Maxi Green Inc.

40.	Mayfield & Chillicothe Roads – Chesterland, LLC

41.	MC Woonsocket, Inc.

42.	Munson & Andrews, LLC

43.	Name Rite, L.L.C.

44.	Northline & Dix – Toledo – Southgate, LLC

45.	P.J.C. Distribution, Inc.

46.	P.J.C. Realty Co., Inc.

47.	Patton Drive and Navy Boulevard Property Corporation

48.	Paw Paw Lake Road & Paw Paw Avenue–Coloma, Michigan, LLC

49.	PDS-1 Michigan, Inc.

50.	Perry Distributors, Inc.

51.	Perry Drug Stores, Inc.

52.	PJC Dorchester Realty LLC

53.	PJC East Lyme Realty LLC

54.	PJC Haverhill Realty LLC

55.	PJC Hermitage Realty LLC

56.	PJC Hyde Park Realty LLC

57.	PJC Lease Holdings, Inc.

58.	PJC Manchester Realty LLC

59.	PJC Mansfield Realty LLC

60.	PJC New London Realty LLC

61.	PJC of Cranston, Inc.

62.	PJC of East Providence, Inc.

63.	PJC of Massachusetts, Inc.

64.	PJC of Rhode Island, Inc.

65.	PJC of Vermont Inc.

66.	P.J.C. of West Warwick, Inc.

67.	PJC Peterborough Realty LLC

68.	PJC Providence Realty LLC

69.	PJC Realty MA, Inc.

70.	PJC Realty N.E. LLC

71.	PJC Revere Realty LLC

72.	PJC Special Realty Holdings, Inc.

73.	Ram-Utica, Inc.

74.	RDS Detroit, Inc.

75.	Read's Inc.

76.	Rite Aid Drug Palace, Inc.

77.	Rite Aid Hdqtrs. Corp.

78.	Rite Aid of Alabama, Inc.

79.	Rite Aid of Connecticut, Inc.

80.	Rite Aid of Delaware, Inc.

81.	Rite Aid of Florida, Inc.

82.	Rite Aid of Georgia, Inc.

83.	Rite Aid of Illinois, Inc.

84.	Rite Aid of Indiana, Inc.

85.	Rite Aid of Kentucky, Inc.

86.	Rite Aid of Maine, Inc.

87.	Rite Aid of Maryland, Inc.

88.	Rite Aid of Massachusetts, Inc.

89.	Rite Aid of Michigan, Inc.

90.	Rite Aid of New Hampshire, Inc.

91.	Rite Aid of New Jersey, Inc.

92.	Rite Aid of New York, Inc.

93.	Rite Aid of North Carolina, Inc.

94.	Rite Aid of Ohio, Inc.

95.	Rite Aid of Pennsylvania, Inc.

96.	Rite Aid of South Carolina, Inc.

97.	Rite Aid of Tennessee, Inc.

98.	Rite Aid of Vermont, Inc.

99.	Rite Aid of Virginia, Inc.

100.	Rite Aid of Washington, D.C., Inc.

101.	Rite Aid of West Virginia, Inc.

102.	Rite Aid Realty Corp.

103.	Rite Aid Rome Distribution Center, Inc.

104.	Rite Aid Services, L.L.C.

105.	Rite Aid Transport, Inc.

106.	RX Choice, Inc.

107.	Seven Mile and Evergreen – Detroit, LLC

108.	Silver Springs Road – Baltimore, Maryland/One, LLC

109.	Silver Springs Road – Baltimore, Maryland/Two, LLC

110.	State & Fortification Streets – Jackson, Mississippi, LLC

111.	State Street and Hill Road – Gerard, Ohio, LLC

112.	The Lane Drug Company

113.	Thrift Drug Services, Inc.

114.	Thrift Drug, Inc.

115.	Thrifty Corporation

116.	Thrifty PayLess, Inc.

117.	Tyler and Sanders Roads, Birmingham - Alabama, LLC

118.	Rite Aid Payroll Management, Inc.

119.	Rite Aid Online Store, Inc.

120.	Rite Fund, Inc.

121.	Rite Investments Corp.

122.	Rite Aid Hdqtrs. Funding, Inc.

123.	EDC Licensing, Inc.

124.	JCG Holdings (USA), Inc.

125.	JCG (PJC) USA, LLC

126.	The Jean Coutu Group (PJC) USA, Inc.

Annex 2 to the
Senior Lien Intercreditor Agreement

REPRESENTATIVE SUPPLEMENT NO.    dated as of     , to the SENIOR LIEN INTERCREDITOR AGREEMENT dated as of June 12, 2009 (the “Senior Lien Intercreditor Agreement”), among Citicorp North America, Inc., a Delaware corporation (“CNAI”),  as Senior Collateral Agent for the Senior Secured Parties under the Senior Collateral Documents, CNAI, as Authorized Representative under the Senior Credit Agreement, The Bank of New York Mellon Trust Company, N.A., as Initial Additional Authorized Representative, and the additional Authorized Representatives from time to time a party thereto.

A.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Senior Lien Intercreditor Agreement, including the Definitions Annex referred to therein.

B.  As a condition to the ability of Rite Aid to issue Additional Senior Debt and to secure such Senior Class Debt with the Senior Lien and to have such Senior Class Debt guaranteed by the Subsidiary Guarantors on a senior basis, in each case under and pursuant to the Senior Collateral Documents, the Senior Class Debt Representative in respect of such Senior Class Debt is required to become an Authorized Representative under, and such Senior Class Debt and the Senior Class Debt Parties in respect thereof are required to become subject to and bound by, the Senior Lien Intercreditor Agreement.  Section 5.13 of the Senior Lien Intercreditor Agreement provides that such Senior Class Debt Representative may become an Authorized Representative under, and such Senior Class Debt and such Senior Class Debt Parties may become subject to and bound by, the Senior Lien Intercreditor Agreement, pursuant to the execution and delivery by the Senior Class Representative of an instrument in the form of this Representative Supplement and the satisfaction of the other conditions set forth in Section 5.13 of the Senior Lien Intercreditor Agreement.  The undersigned Senior Class Debt Representative (the “New Representative”) is executing this Representative Supplement in accordance with the requirements of the Senior Debt Documents.

Accordingly, the Senior Collateral Agent and the New Representative agree as follows:

SECTION 1.  In accordance with Section 5.13 of the Senior Lien Intercreditor Agreement, the New Representative by its signature below becomes an Authorized Representative under, and the related Senior Class Debt and Senior Class Debt Parties become subject to and bound by, the Senior Lien Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as an Authorized Representative, and the New Representative, on behalf of itself and such Senior Class Debt Parties, hereby agrees to all the terms and provisions of the Senior Lien Intercreditor Agreement applicable to it as a Senior Representative and Authorized Representative and to the Senior Class Debt Parties that it represents as Additional Senior Debt Parties.  Each reference to a “Representative”, “Senior Representative” or “Authorized Representative” in the Senior Lien Intercreditor

Agreement shall be deemed to include the New Representative.  The Senior Lien Intercreditor Agreement is hereby incorporated herein by reference.

The New Representative and [Citicorp North America, Inc.], on behalf of the Senior Secured Parties, hereby irrevocably (i) appoint [Citicorp North America, Inc.] as Senior Collateral Agent for purposes of the Senior Lien Intercreditor Agreement and the other Senior Collateral Documents, (ii) authorize the Senior Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Senior Collateral Agent in the Senior Collateral Documents, together with such actions and powers as are reasonably incidental thereto, and (iii) authorize the Senior Collateral Agent to execute any Senior Collateral Documents on behalf of all Senior Secured Parties and to take such other actions to maintain and preserve the security interests granted pursuant to any Senior Collateral Documents.  The New Representative hereby acknowledges and agrees that the Senior Collateral Agent in its capacity as such shall be acting on its behalf and on behalf of all other Senior Secured Parties.

SECTION 2.  The New Representative represents and warrants to the Senior Collateral Agent and the other Senior Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent] [trustee], (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Additional Senior Debt Documents relating to such Senior Class Debt provide that, upon the New Representative’s entry into this Agreement, the Senior Class Debt Parties in respect of such Senior Class Debt will be subject to and bound by the provisions of the Senior Lien Intercreditor Agreement as Additional Senior Debt Parties.

SECTION 3.  This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Representative Supplement shall become effective when the Senior Collateral Agent shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative.  Delivery of an executed signature page to this Representative Supplement by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Representative Supplement.

SECTION 4.  Except as expressly supplemented hereby, the Senior Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5.  THIS REPRESENTATIVE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.  In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Senior Lien Intercreditor Agreement shall not in any way be affected or impaired.  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.  All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Senior Lien Intercreditor Agreement.  All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

By acknowledging and agreeing to this Representative Supplement, each of the Subsidiary Guarantors party hereto hereby (i) reaffirms the security interests granted pursuant to the Senior Subsidiary Security Agreement and grants a security interest in all of its right, title and interest in the Senior Collateral (as defined in the Senior Subsidiary Security Agreement), whether now owned or hereafter acquired, to secure the Senior Obligations and (ii) authorizes the filing of any financing statements describing the Senior Collateral in any manner the Senior Collateral Agent chooses, including, without limitation, describing such Senior Collateral as “all assets of debtor, whether now owned or hereafter acquired,” “all personal property of debtor, whether now owned or hereafter acquired” or using words of similar import.

IN WITNESS WHEREOF, the New Representative and the Senior Collateral Agent have duly executed this Representative Supplement to the Senior Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as [ ] for the holders of [ ],

By
Name:
	Title:	Authorized Signatory

Address for notices:

attention of:

Telecopy:

Acknowledged by:

CITICORP NORTH AMERICA, INC.,
as Senior Collateral Agent,

By
Name:
Title:

THE SUBSIDIARY GUARANTORS
LISTED ON SCHEDULE 1 HERETO,

By
Name:
Title:

Schedule 1 to Annex 2  to the
Senior Lien Intercreditor Agreement

Subsidiary Guarantors